UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas		72211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Uniti Group Inc. (the “Company”) approved the Uniti Group Inc. 2018 Short Term Incentive Plan (the “Plan”), which will be administered by the Committee.  The Plan permits the Committee to award and pay performance-based cash bonuses to the Company’s President and Chief Executive Officer, Executive Vice President – Chief Financial Officer and Treasurer and Executive Vice President – General Counsel and Secretary (the “Eligible Executives”), upon the attainment of certain criteria set forth in the Plan. The Plan is designed to reward and motivate the Eligible Executives to achieve certain performance goals during 2018 and to promote the alignment of the Eligible Executives’ interests with those of the Company’s stockholders.

In connection with adopting the Plan, the Committee approved award opportunities for each of the Eligible Executives for 2018. The Committee approved the following threshold (i.e., minimum), target and superior payout opportunities, expressed as a percentage of base salary, that the Eligible Executives are eligible to receive under the Plan:

	2018 Short Term Incentive Plan Payout Opportunities (as a percentage of base salary)
Name	Threshold	Target	Superior
Kenneth A. Gunderman President and Chief Executive Officer	75%	150%	225%
Mark A. Wallace Executive Vice President – Chief Financial Officer and Treasurer	50%	100%	150%
Daniel L. Heard Executive Vice President – General Counsel and Secretary	50%	100%	150%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2018	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary